CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Shenghuo Pharmaceutical Holdings Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 no. 333-144959 of China Shenghuo Pharmaceutical Holdings, Inc. of our report dated March 28, 2008, with respect to the December 31, 2007 and 2006 consolidated financial statements of China Shenghuo Pharmaceutical Holdings, Inc., included in this Annual Report (Form 10-KSB).

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 28, 2008